EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement (this "Agreement") is dated as of June 1, 1998, between First Aviation Services Inc. ("FAvS" or "the Company"), and Philip C. Botana, an individual (the "Executive").


                                   WITNESSETH:

     WHEREAS, the Company believes that the Executive will be a valued employee of the Company and wishes to secure his employment with the Company and document the terms of the Executive's employment by the Company.

     WHEREAS, the Company also has determined that it is in the best interests of the Company and its shareholders to reinforce and encourage the continued attention and dedication of certain key members of the Company's management, including the Executive, to their assigned duties without distraction in uncertain circumstances arising from the possibility of a change in control of the Company.

     NOW, THEREFORE, taking into account the foregoing and in consideration of the mutual promises and conditions contained herein, the parties hereto agree as follows:


I

                                   EMPLOYMENT
                                   ----------

     .1 Employment. The Company employs the Executive and the Executive hereby accepts employment as a vice president upon the terms and conditions hereinafter set forth.

     .2 Term. The employment of the Executive by the Company under the terms and conditions of this Agreement will commence on the date hereof and continue, subject to Article IV hereof, for a period of three years ("Employment Term").

     .3 Executive Duties. As a vice president of the Company, the Executive shall perform such duties as are requested by and shall report directly to the Company's Senior Vice President. The Executive agrees to devote his full business time (with allowances for vacations and sick leave) and attention and best efforts to the affairs of the Company during the Employment Term. Executive shall not, while an employee of the Company, directly or indirectly, be engaged (including as a stockholder, proprietor, general partner, limited partner, trustee, consultant, employee, director, officer, lender, investor or otherwise) in any business or activity that is competitive with that of the Company or any of its subsidiaries or affiliates.





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II

                            COMPENSATION AND BENEFITS
                            -------------------------

     .1 Annual Salary. During the Employment Term, the Company shall pay to the Executive a base salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year (the "Annual Salary"), payable in substantially equal biweekly installments. The Company will review annually and may, in the sole discretion of the Board of Directors of the Company, increase such base salary in light of the Executive's performance, inflation in cost of living or other factors.

     .2 Benefits. Subject to the sole discretion of the Board of Directors, during the Employment Term, the Executive may be permitted to participate in and be covered under any and all such performance, bonus, profit sharing, incentive stock option, and other compensation plans and such medical, dental, disability, life, and other insurance plans and such other benefits generally available to other employees of the Company in similar employment positions, as the Board of Directors shall determine, subject to meeting applicable eligibility requirements (collectively referred to herein as the "Company Benefit Plans").

     .3 Reimbursement of Expenses. The Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all reasonable expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

     .4 Vacation and Holidays. The Executive shall be entitled to an annual vacation leave of three (3) weeks at full pay or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives of the Company. Up to a maximum of one week of vacation time may be accumulated and carried over from one year to the next. Executive shall be entitled to such holidays as are established by the Company for all employees.



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III

                        CONFIDENTIALITY AND NONDISCLOSURE
                        ---------------------------------

     .1 Confidentiality. Executive shall not, during Executive's employment by the Company or thereafter, at any time disclose, directly or indirectly, to any person or entity or use for Executive's or any other person's or entity's benefit any trade secrets or confidential information relating to the Company, its subsidiaries' or affiliates' businesses, operations, marketing data, business plans, strategies, employees, products, prices, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or its subsidiaries or affiliates or any of their respective clients, customers, suppliers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.

     .2 Return of Confidential Material. Executive shall promptly deliver to the Company on termination of Executive's employment by the Company, whether or not for Cause, or at any time the Company may so request, all correspondence, workpapers, memoranda, notes, records, reports, manuals, drawings, blueprints, computer files and records, Confidential Information and any other documents of a confidential nature belonging to the Company or its subsidiaries or affiliates, including all copies of such materials which Executive may then possess or have under Executive's control and any notes of Executive relating thereto except for information in the public domain and any such information brought with the executive prior to his employment with the company. Upon termination of Executive's employment by the Company, Executive shall not retain any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company or its subsidiaries or affiliates.

     .3 Prohibition on Solicitation of Customers; Noncompetition. During the term of Executive's employment by the Company, and for a period of six months thereafter, Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company or its subsidiaries or affiliates, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. In addition, for a period of six months following the term of Executive's employment by the Company, Executive shall not, directly or indirectly, be engaged (including as a stockholder, proprietor, general partner, limited partner, trustee, consultant, employee, director, officer, lender, investor or otherwise) in any business or activity that is competitive with that of the Company, its subsidiaries' or affiliates activities within North America. None of the foregoing shall be deemed a waiver of any rights and remedies the Company may have under applicable law.

     .4 Prohibition on Solicitation of Employees, Agents or Independent Contractors After Termination. During the term of Executive's employment by the Company and for a period of six months following the termination of Executive's employment by the Company, Executive will not solicit any of the employees, agents, or independent contractors of the Company or its subsidiaries or affiliates to leave the employ of the Company or its subsidiaries or affiliates. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company or its





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subsidiaries or affiliates after a period of 180 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any rights and remedies the Company may have under applicable law.

     .5 Right to Injunctive and Equitable Relief. Executive's obligations not to disclose or use Confidential Information and to refrain from the solicitations described in this Article III are of a special and unique character. The Company and its subsidiaries and affiliates cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company and its subsidiaries and affiliates shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company or its subsidiaries or affiliates may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company and its subsidiaries and affiliates under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or Confidential Information. The parties agree that the Company and all of the subsidiaries and affiliates of the Company shall be third party beneficiaries of this Section III and be entitled to enforce directly against Executive the provisions of this Section III to the extent that shall be related to the business of the Company, its subsidiaries or affiliates.

     .6 Survival of Obligations. Executive agrees that the terms of this Article III and Article V hereof shall survive the term of this Agreement and the termination of Executive's employment by the Company.


IV

                                   TERMINATION
                                   -----------

          .1 Definitions. For purposes of this Article IV, the following definitions shall be applicable to the terms set forth below:

               (a) Cause. "Cause" shall mean only the following: (i) continued failure by the Executive after receipt of written notice thereof to perform his duties hereunder or those duties which may, from time to time, be reasonably requested by the Senior Vice President of the Company (other than such failure resulting from the Executive's incapacity due to physical or mental illness), as determined by the members of the Board of Directors in their reasonable discretion; (ii) misconduct by the Executive which is injurious to the Company; (iii) conviction of or pleading no contest to a felony or crime of moral turpitude; (iv) drunkenness or drug use on the job by the Executive;
          (v) action by the Executive beyond the scope of his employment, as such scope is set by the Senior Vice President of the Company from time to time (vi) a breach of this Agreement by the Executive.

               (b) Disability. "Disability" shall mean a physical or mental incapacity as a result of which the Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to three (3) consecutive months excepted). A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the





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               Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

          .2 Termination by Company. The Executive's employment hereunder may be terminated by the Company immediately for Cause. Subject to the provisions contained in Section IV (.3) (b) of this Agreement, the Company may terminate this Agreement at any time for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company and its subsidiaries immediately upon issuance of the aforementioned written notice.

          .3 Severance Benefits Received Upon Termination.

               (a) If at any time the Executive's employment is terminated by the Company for Cause, the Company shall pay the Executive his Annual Salary prorated through the date such termination occurs plus payment for any vacation earned but not taken and the Company shall thereafter have no further obligations under this Agreement to the Executive or his or her dependents, beneficiaries or estate; provided, however, that the Company will continue to honor any obligations that may have been accrued and vested under then existing Company Benefit Plans or any other agreements or arrangements applicable to the Executive.

               (b) If at any time the Executive's employment is terminated by the Company without Cause or as a result of death or Disability, then the Company shall:

                    (1) pay to the Executive for termination of his rights
               hereunder a lump sum, in cash, within seven business days following the date of termination, in an amount equal to six months' salary based upon the Executive's current "Monthly Base Salary" (defined as the Annual Salary in effect on the date of termination divided by twelve (12)), plus payment for any vacation earned but not taken, and in addition, the Company will continue to honor any obligations that may have been accrued and vested under then existing Company Benefit Plans or any other agreements or arrangements applicable to the Executive.

                    (2) provide Executive with such insurance coverage as is
               then required by COBRA or any similar then applicable law.

          .4 No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.

               (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.



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               (b) The provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Company Benefit Plan or other contract, plan or arrangement.

               (c) Executive may terminate this Agreement upon 30 days written notice to the Company and upon such termination the Company shall make the payment provided for in Section IV (.3)(a) only hereof and no further payments shall be required to be made by the Company to Executive.


V

                               GENERAL PROVISIONS
                               ------------------

     .1 Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:


      If to the Company:
                                Gerald E. Schlesinger
                                Senior Vice President
                                First Aviation Services Inc.
                                15 Riverside Avenue
                                Westport, CT 06880-4214

      If to the Executive:

                                Philip C. Botana
                                4807 Holly Tree Lane
                                Dallas, TX  75248

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     .2 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     .3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to conflicts of law principles. Executive hereby agrees to submit to the exclusive jurisdiction of the courts in and of the State of Tennessee, and consents that service of process with respect to all courts in and of the State of Tennessee may be made by registered mail to Executive at his address for notices specified herein.


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     .4 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     .5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     .6 Legal Fees and Expenses. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     .7 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

     .8 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Notwithstanding the foregoing provisions of this Section 5.8, the Company may assign or delegate its rights, duties, and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          FIRST AVIATION SERVICES INC.
                             a Delaware corporation


                          By: /s/ Michael C. Culver
                          -----------------------------
                          Michael C. Culver
                          Chief Executive Officer

                          Philip C. Botana
                          an individual


                          /s/ Philip C. Botana